UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 25, 2016

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CONSOLIDATED GEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-53735	26-0267587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 1A, 42 Moray Street, Southbank, Victoria, Australia 3006
(Address of principal executive offices) (Zip Code)

61-3-8532-2838
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:       Entry into a Material Definitive Agreement

On February 25, 2016, the Company entered into a Term Sheet with Noam Levavi and Eran Galil (the “Vendors”) for the acquisition of all of the issued shares of Byondata Ltd (the “Byondata”), a company incorporated under the laws of Israel. The Company has a 90 day period to conduct due diligence and negotiate a formal share sale agreement.

The purchase price is up to USD$5,000,000 which is to be satisfied as follows:

a)	The sum of USD$65,000 payable to Byondata for working capital purposes 5 working days from the execution of the Term Sheet for due diligence costs;

b)	A further USD$65,000 each month payable to Byondata for working capital purposes following the execution of the share sale agreement and completion of the capital raising;

c)	An issue of fully paid ordinary shares of common stock of the Company to the value of USD$1,750,000 (less any payments made to Byondata under (a) and (b) above) to the Vendors at an issue price of USD$0.075 per share of common stock (Consideration Shares);

d)	The issue of event-driven contingent value rights to the vendors equivalent to USD$1,750,000 six months after the first anniversary of Completion, subject to meeting the relevant hurdles at the issue price set out under (c) above; and

e)	The issue of event-driven contingent value rights to the Vendors equivalent to USD$1,500,000 six months after the second anniversary of Completion, subject to meeting the relevant hurdles at the issue price set out under (c) above.

The payments under a) and b) above are capped at 4 payments.

Each event-driven contingent value rights referred to in (d) and (e) above will be subject to milestones (to be mutually agreed) and vest when the conditions are met on or after the relevant vesting date. On conversion, each event-driven contingent value rights will be converted into one share of common stock in the capital of the Company.

If the Transaction is terminated or is in the reasonable opinion of the Company unable to proceed at any point, the Vendors and Byondata have agreed to convert any monies paid to Byondata under (a) and (b) above into convertible securities in Byondata.

As part of the agreement and as a condition to completion, the Company will raise USD$3,000,000; and intends to raise a further USD$2,000,000 within 12 months.

Pending completion, Byondata are required to carry on business in the ordinary course.

Prior to completion Byondata is discharge all encumbrances, mortgages, liens bank loans and other security holdings other than no more than $200,000 from past working capital.

Item 8.01:       Other Events

On March 7, 2016, the Company issued the attached press release in relation to the acquisition of Byondata.

Item 9.01:       Financial Statement and Exhibits

99.1:     Press Release dated March 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED GEMS, INC.

		By:	/s/ Peter Lee
		Name:	Peter Lee
		Title:	CFO & Secretary

Date:	March 9, 2016

INDEX TO EXHIBITS

99.1:     Press Release dated March 7, 2016